SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2007

Debut Broadcasting Corporation, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-107300	88-0417389
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1209 - 16th Avenue South, Suite 200
Nashville, TN 37212
(Address of Principal Executive Offices)

(615) 866-0530
(Issuer Telephone number)

California News Tech 825 Van Ness Ave., Suite 406-407 San Francisco, California 94109
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 19, 2007, we acquired assets, through our wholly-owned subsidiary, Debut Broadcasting Corporation, Inc., a Tennessee corporation, comprising three radio broadcast stations identified as WIQQ FM 102.3 MHz in Leland, MS, WBAQ FM 97.9 MHz and WNIX AM 1330 kHz in Greenville, MS, from River Broadcasting Company, including all of the facilities, equipment, licenses and intellectual property necessary to operate these stations in exchange for a total purchase price of $1,037,134. A copy of the Asset Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K. Except for the Asset Purchase Agreement, there is no material relationship between River Broadcasting Company and us or any of our affiliates, directors, officers or any associate of any such director or officer.

On June 7, 2007, we acquired assets, through our wholly-owned subsidiary, Debut Broadcasting Corporation, Inc., a Tennessee corporation, comprising two radio broadcast stations identified as WNLA FM 105.5 MHz and WNLA AM 1380 kHz in Indianola, MS, from Shamrock Broadcasting, Inc., including all of the facilities, equipment, licenses and intellectual property necessary to operate these stations in exchange for a total purchase price of $300,000. A copy of the Asset Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K. Except for the Asset Purchase Agreement, there is no material relationship between Shamrock Broadcasting, Inc. and us or any of our affiliates, directors, officers or any associate of any such director or officer.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1  Asset Purchase Agreement with Shamrock Broadcasting, Inc.
10.2  Asset Purchase Agreement with River Broadcasting Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Steven Ludwig
Steven Ludwig
Chief Executive Officer

Date: June 22, 2007